EXHIBIT 8

Primary Operating Subsidiaries of Elbit Systems Ltd.

USA
100% Elbit Systems of America
100% Fort Worth Operations (EFW)
100% Merrimack Operations (Kollsman)
100% Talladega Operations (IEI)
100% McLean Operations (ICI)
100% San Antonio Operations (M7)
100% Boca Raton Operations (RTL)
50% VSI and RCEVS
ISRAEL
100% Elbit Systems Electro-Optics Elop
100% Elbit Systems Land and C4I
100% Elbit Systems EW and SIGINT Elisra
100% Elbit Security Systems
100% Elbit Systems Cyclone
100% Kinetics
100% ITL Optronics
50% Opgal
50% SCD
50% Tor*
EUROPE
100% Ferranti (United Kingdom)
100% UEL (United Kingdom)
100% European Subsidiary (Belgium)
100% European Subsidiary (Austria)
100% Elbit Systeme (Romania)
100% Telefunken (Germany)
51% U-TacS (United Kingdom)
SOUTH AMERICA
100% Ares (Brazil)
75% AEL (Brazil)
49% Harpia (Brazil)
ASIA/OCEANIA
100% Elbit Systems of Australia (Australia)
26% HALBIT (India)

(*)	As of February 28, 2013, Tor was owned 100% by the Company, but we are in process of transferring 50% of the ownership interest to Israel Aerospace Industries Ltd.